UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 2024

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2024, Mr. Ronen Faier notified the Board of Directors (the “Board”) of SolarEdge Technologies, Inc. (the “Company”) of his intention to retire as Chief Financial Officer of SolarEdge Technologies, Inc. (the “Company”) on a date to be agreed on between Mr. Faier and the Board following an approximately three-month transition period.

On June 7, 2024, the Board appointed Mr. Ariel Porat as Senior Vice President, Finance of the Company, effective immediately. It is expected that Mr. Porat will succeed Mr. Faier as Chief Financial Officer of the Company following Mr. Faier’s retirement, subject to the Board’s final approval and appointment prior to Mr. Faier’s retirement.

Mr. Porat, 40, joins the Company from Siemens Energy, an energy company, where he served as the head of the Europe Region between April 2021 and April 2024. Prior to that position, Mr. Porat held the position of Chief Executive Officer of Siemens Israel between 2020 and 2021, and prior to that, between 2019 and 2020, he served as the Chief Financial Officer of Siemens Israel.

In connection with his appointment as Senior Vice President, Finance and his expected appointment as Chief Financial Officer, the Company and Mr. Porat entered into an employment agreement, pursuant to which Mr. Porat will be eligible for the following compensation: (i) a total monthly salary of 155,000 NIS per month; (ii) a target annual bonus of 80% of annual salary, pro-rated for the initial year of employment; (iii) $1.4 million of restricted stock units that vest as to 25% on August 31, 2025 and in 12 equal monthly installments thereafter through August 31, 2028; (iv) a transportation allowance of 700 NIS per month; and (v) participation in the Company’s benefit plans and receipt of other perquisites available to similarly situated executives, including participation in a manager’s insurance policy in accordance with Israeli law. Under the employment agreement, in the event of a termination of Mr. Porat’s employment by the Company without Cause or by Mr. Porat for Justifiable Reason (each as defined in the employment agreement), in each case, within 12 months of a Change of Control (as defined in the employment agreement), all outstanding equity awards held by Mr. Porat will be fully accelerated. Mr. Porat will also enter into a standard indemnification agreement with the Company, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 7, 2023.

Mr. Porat was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Porat does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Porat has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2024, the Company issued a press release announcing the upcoming retirement of Mr. Faier from the position of CFO and appointment of Mr. Porat as Senior Vice President, Finance. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: June 10, 2024	By: /s/ Rachel Prishkolnik
Name: Rachel Prishkolnik Title: VP General Counsel and Corporate Secretary